EXHIBIT 21




                  Subsidiaries of Talley Industries, Inc.




The following are the subsidiaries of the Registrant, as of December 31, 1995:


                                              Percentage
                                              of Voting    Jurisdiction
                                              Securities       of
                                                Owned      Incorporation
                                              ----------   -------------
1.  Talley Manufacturing and Technology, Inc.     100%      Delaware
     a.   Amcan Specialty Steels, Inc.            100%      New Jersey
     b.   Dimetrics, Inc.                         100%      Delaware
     c.   Electrodynamics, Inc.                   100%      Arizona
     d.   John J. McMullen Associates, Inc.       100%      Delaware
     e.   Porcelain Products Co.                  100%      Delaware
     f.   Rowe Industries, Inc.                   100%      Delaware
     g.   Talley Canada, Inc.                     100%      Canada
     h.   Talley Defense Systems, Inc.            100%      Delaware
     i.   Talley Metals Technology, Inc.          100%      Delaware
     j.   Talley Technology, Inc.                 100%      Delaware
     k.   Universal Propulsion Company, Inc.      100%      Delaware
     l.   Waterbury Companies, Inc.               100%      Delaware

2.  Talley Real Estate Company, Inc.              100%      Delaware
     a.   Talley Realty Development, Inc.         100%      Delaware
     b.   Talley Realty Holding Company, Inc.     100%      Delaware
          b.(1)  LME Capital Corporation           90%      Deleware
     c.   Talley Realty Investment Group, Inc.    100%      Delaware
     d.   Talley Realty Finance and
            Investment Company, Inc.              100%      Arizona
          d.(1)  New California Corp.             100%      California







Each of the above subsidiaries is included in the Company's Consolidated Financial Statements. Several inactive or minor corporations are not included above because all of them, when taken in the aggregate, do not constitute a significant subsidiary.